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Exhibit 5.12

[DORSEY & WHITNEY LLP LETTERHEAD]

December 1, 2008

United States Securities and Exchange Commission

Ladies and Gentlemen:

Re:
Registration Statement on Form F-10

        We hereby consent to the reference to us in the registration statement on Form F-10 (the "Registration Statement") and the related short form base shelf prospectus (the "Prospectus") of Minefinders Corporation Ltd. dated December 1, 2008. We also consent to the use of our firm name on page three of the Prospectus with respect to approval of legal matters and under the headings "Legal Matters", "Interest of Experts", and "Documents Filed As Part Of The Registration Statement" as contained in the Prospectus included in the Registration Statement.

        In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933 or the rules and regulations promulgated thereunder.

Sincerely,

DORSEY & WHITNEY LLP

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  Exhibit 5.12